SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2004

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive Santa Clara, CA 95054
(Address of principal executive offices)

(408) 764-4000
(Registrant’s telephone number, including area code)

ITEM 7.                                                     Financial Statements and Exhibits

(c)                                            Exhibits

Exhibit No.

Description

99.1	Press Release of Coherent, Inc. issued on April 27, 2004

ITEM 12.                                              Results of Operations and Financial Condition

On April 27, 2004, Coherent, Inc. (“Coherent”) issued a press release regarding its financial results for quarter ended April 3, 2004.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, Coherent uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2004

COHERENT, INC.

	By:	/s/ Helene Simonet
Helene Simonet
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

Description

99.1	Press Release of Coherent, Inc. issued on April 27, 2004